Comparison of change in value of $10,000 investment in Dreyfus New Jersey Intermediate Municipal Bond Fund with the Lehman Brothers 7-Year Municipal Bond Index and the Lehman Brothers 10-Year Municipal Bond Index

EXHIBIT A:

                              Lehman      Lehman
                Dreyfus      Brothers    Brothers
               New Jersey     7-Year     10-Year
   PERIOD     Intermediate   Municipal  Municipal
               Municipal       Bond        Bond
               Bond Fund      Index *    Index *

  6/26/92       10,000        10,000     10,000
  3/31/93       10,894        10,776     10,898
  3/31/94       11,277        11,097     11,205
  3/31/95       11,891        11,801     12,047
  3/31/96       12,734        12,753     13,116
  3/31/97       13,224        13,342     13,800
  3/31/98       14,305        14,546     15,233
  3/31/99       15,027        15,406     16,188
  3/31/00       15,012        15,497     16,265
  3/31/01       16,265        17,070     18,015
  3/31/02       16,778        17,670     18,643

* Source: Lehman Brothers